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
                                                                                                          EXHIBIT 12


                                                             MERRILL LYNCH PREFERRED CAPITAL TRUST IV
                                                              MERRILL LYNCH PREFERRED FUNDING IV, L.P.
                                                               COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                    (dollars in thousands)


                                             FOR THE THREE MONTHS ENDED               FOR THE THREE MONTHS ENDED
                                                   JUNE 28, 2002                           JUNE 29, 2001
                                          ----------------------------------       ----------------------------------
                                           MERRILL LYNCH     MERRILL LYNCH         MERRILL LYNCH      MERRILL LYNCH
                                            PREFERRED         PREFERRED             PREFERRED          PREFERRED
                                          CAPITAL TRUST IV   FUNDING IV, L.P.      CAPITAL TRUST IV   FUNDING IV, L.P.
                                          ----------------  ----------------       ----------------  ----------------
Earnings                                    $  7,340           $  8,571              $  7,340           $  8,604
                                            ========           ========              ========           ========



Fixed charges                               $      -           $      -              $      -           $      -

Preferred securities distribution
  requirements                                 7,120              7,340                 7,120              7,340
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $  7,120           $  7,340              $  7,120           $  7,340
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                  1.03               1.17




                                               FOR THE SIX MONTHS ENDED               FOR THE SIX MONTHS ENDED
                                                   JUNE 28, 2002                           JUNE 29, 2001
                                          ----------------------------------       ----------------------------------
                                           MERRILL LYNCH     MERRILL LYNCH         MERRILL LYNCH      MERRILL LYNCH
                                            PREFERRED         PREFERRED             PREFERRED          PREFERRED
                                          CAPITAL TRUST IV   FUNDING IV, L.P.      CAPITAL TRUST IV   FUNDING IV, L.P.
                                          ----------------  ----------------       ----------------  ----------------
Earnings                                    $ 14,680           $ 17,162              $ 14,680           $ 17,228
                                            ========           ========              ========           ========



Fixed charges                               $      -           $      -              $      -           $      -

Preferred securities distribution
  requirements                                14,240             14,680                14,240             14,680
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $ 14,240           $ 14,680              $ 14,240           $ 14,680
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                  1.03               1.17

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